Exhibit 23.1

CONSENT OF QUALIFIED PERSON

The undersigned consents to:

a) The filing of the Technical Report Summary (the “TRS”), effective January 27, 2023, with respect to the CuMo Project as an exhibit to this Current Report on Form 8-K (the “Form 8-K”);

b) The use of and references to the undersigned’s name, including the undersigned’s status as an expert or “Qualified Person” (as defined in Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission) in connection with the TRS, and Form 8-K; and

d) Any extracts or summaries of the TRS included or incorporated by reference in the Form 8-K, the Form 10-K and the Registration Statements, and any information derived, summarized, quoted or referenced from the TRS, or portions thereof, that was prepared by the undersigned, that the undersigned supervised the preparation of and/or that was reviewed and approved by the undersigned, that is included or incorporated by reference in the Form 10-K and the Registration Statements.

Dated: January 27, 2023

By:	/s/ Shaun M. Dykes
Name:	Shaun M. Dykes, M. Sc. (Eng.), P.Geo
Title:	President, Geologic Systems Ltd.